Exhibit 10.37D

THIRD AMENDMENT TO THE

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT

THIRD AMENDMENT, dated as of December 20, 2012 (this “Amendment”), to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended by the First Amendment to the Loan Arrangement and Reimbursement Agreement dated as of June 15, 2011, the Limited Waiver dated as of February 22, 2012, the Second Amendment to the Loan Arrangement and Reimbursement Agreement dated as of June 20, 2012, the Second Limited Waiver to the Loan Arrangement and Reimbursement Agreement dated as of September 24, 2012 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Arrangement Agreement”), between Tesla Motors, Inc. (the “Borrower”) and the United States Department of Energy (“DOE”). Unless otherwise defined herein, terms defined in the Arrangement Agreement and used herein shall have the meanings given to them in the Arrangement Agreement.

WHEREAS, the Borrower has requested that DOE agree to certain amendments to the Arrangement Agreement in connection with the proposed Daimler Guaranty (as defined below), and DOE is willing to agree to such amendments on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date (as defined below), the Arrangement Agreement is hereby amended as follows:

(a) A new Section 8.2(e) to the Arrangement Agreement is hereby added which shall read as follows:

“(e)(i) Within five (5) Business Days of the receipt by the Borrower of confirmation from Daimler AG of the completion of a “milestone” as contemplated under Section 4.3 (or any successor provision) of the Daimler Development Agreement, a copy of such confirmation from Daimler AG; and (ii) on each Quarterly Reporting Date, beginning in February 2013, a cumulative report describing each such completed milestone in reasonable detail and including an update on amounts paid by or invoiced to Daimler AG with respect thereto.”

(b) Section 9.4(f) of the Arrangement Agreement is hereby amended in its entirety to read as follows:

“(f)(i) Investments in any Foreign Subsidiaries, whether or not a Guarantor, made during any fiscal year commencing 2010 in an aggregate amount (including any loans thereto or guarantees of the obligations thereof) for such fiscal year not to exceed $15,000,000 (excluding any Investments contemplated by clause (ii) of this Section 9.4(f)), and (ii) so long as the Intercompany Service Agreement shall have been fully executed and delivered (with a copy thereof delivered to DOE together with an original executed acknowledgement of collateral assignment to DOE in the form attached thereto) and remains in full force and effect, (x) the Daimler Guaranty and (y) capital contributions and/or intercompany advances made by the Borrower to Tesla Motors Ltd. in an aggregate amount not to exceed $1,000,000 to the extent reasonably necessary to allow Tesla Motors Ltd. to perform its obligations under the Daimler Development Agreement (other than those obligations in respect of the Supply Agreement referred to therein); provided that any intercompany billings between the Borrower and Tesla Motors Ltd. made in the ordinary course of business in connection with such obligations and which do not remain outstanding for more than 90 days shall not be included in the calculation of such $1,000,000 limit;”

(c) A new Section 9.16(e) to the Arrangement Agreement is hereby added which shall read as follows:

“or (e) agree to any amendment, modification, supplement or waiver of the Daimler Development Agreement, the Daimler Guaranty or the Intercompany Service Agreement, in each case in a manner that is materially adverse to the interests of the Lender Parties without the consent of DOE in its sole discretion.”

(d) Annex A to the Arrangement Agreement is hereby amended to add the following definitions in their proper alphabetical order:

“Daimler Development Agreement” means that certain Development Agreement for “Project Newton” to be entered into between Tesla Motors Ltd. and Daimler AG in substantially the form of the draft thereof dated 17 December 2012 and provided to DOE, with such changes as are not materially adverse to the interests of the Lender Parties or as may otherwise be agreed by DOE in its sole discretion.

“Daimler Guaranty” means that certain guaranty by the Borrower of the obligations of Tesla Motors Ltd. under the Daimler Development Agreement (other than those obligations in respect of the Supply Agreement referred to therein) in substantially the form of Exhibit A to the Third Amendment to this Agreement, with such changes as are not materially adverse to the interests of the Lender Parties or as may otherwise be agreed by DOE in its sole discretion.

““Intercompany Service Agreement” means that certain Service Agreement dated as of August 1, 2009 entered into between Tesla Motors Ltd. and the Borrower, as amended by Amendment No. 1 to Service Agreement dated January 1, 2011 and Amendment No. 2 to Service Agreement dated on or about the date of the Third Amendment to this Agreement, as it relates to the Daimler Development Agreement, in substantially the form of Exhibit B to the Third Amendment to this Agreement, with such amendments from time to time as are not materially adverse to the interests of the Lender Parties or as may otherwise be agreed by DOE in its sole discretion.”

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SECTION 2. Representations and Warranties. Each of the Obligors hereby represents and warrants to DOE that:

(a) As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(b) Each of the representations and warranties made by any Obligor in or pursuant to the Transaction Documents (other than the representations and warranties contained in Article 8 of the Note Purchase Agreement) is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date).

(c) Each Obligor has all requisite power and authority to execute, deliver, perform and observe its obligations under this Amendment and has duly executed and delivered this Amendment. No board, stockholder or other corporate approvals of any Obligor are required for this Amendment.

SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when DOE (i) shall have received duly executed counterparts hereof that bear the signatures of Borrower and any other Obligor appearing on the signature page hereof (it being agreed that the receipt of duly executed counterparts delivered by facsimile or electronic transmission in Electronic Format shall be sufficient to satisfy the requirements of this clause (i)), and (ii) shall have executed this Amendment.

SECTION 4. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of DOE under the Arrangement Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other provision of the Arrangement Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Arrangement Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Arrangement Agreement” in any other Loan

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Document shall be deemed a reference to the Arrangement Agreement as modified hereby. This Amendment shall be deemed an amendment to the Arrangement Agreement pursuant to Section 12.1 of the Arrangement Agreement and constitute a “Loan Document” for all purposes of the Arrangement Agreement and the other Loan Documents.

SECTION 5. Consent and Reaffirmation. (a) Each Guarantor hereby consents to this Amendment and the transactions contemplated hereby, (b) each of Borrower and the Guarantors agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee, the Security Agreement and each of the other Loan Documents continue to be in full force and effect, (c) each Guarantor confirms its guarantee of the Guaranteed Obligations (as defined in the Guarantee and which definition, for clarity, incorporates by reference all Note P Obligations and all Note S Obligations under the Arrangement Agreement as modified hereby), and each of Borrower and the Guarantors confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, all as provided in the Loan Documents, and (d) each of Borrower and the Guarantors acknowledges that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

SECTION 6. Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

SECTION 7. Counterparts. This Amendment may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

SECTION 8. Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY

By:	/s/ Frances Nwachuku
Name: Frances Nwachuku
Title: Director, Portfolio Management Division

[Signature Page to Third Amendment]

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS NEW YORK LLC

By:	Tesla Motors, Inc., its sole member

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS LEASING, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS MA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: President

TESLA MOTORS PA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: President

TESLA MOTORS TX, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: President

NORTHERN NEVADA RESEARCH CO., LLC

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja Title: Chief Financial Officer

[Signature Page to Third Amendment]

EXHIBIT A

Form of Daimler Guaranty

[Date]

Daimler AG

Mercedesstraße 137

70327 Stuttgart

Deutschland

Attention:	Mr. Klaus-Peter Borsch Mr. Jürgen Schenk

Gentlemen:

We refer to the agreement regarding Project Newton (as defined therein) between Daimler AG (hereinafter “Daimler”) and our subsidiary Tesla Motors Limited (hereinafter “Tesla UK”) which was signed on May 8th, 2012.

In the course of said Project Newton, the necessary development agreement (hereinafter “Development Agreement”) is planned to be agreed between Daimler and our subsidiary Tesla UK.

Tesla UK is a directly owned 100% subsidiary of our company and therefore, we have a strong interest in the conclusion of the intended Development Agreement within Project Newton as our company will strongly benefit from this new business.

We understand that you seek certain assurances from us with respect to the contractual obligations and other obligations of Tesla UK in respect of the Development Agreement, subject to the relevant terms and conditions of the Development Agreement (the “Obligations”).

In light of the benefits mentioned above for our company and in consideration of Daimler entering into the Development Agreement with Tesla UK, we, Tesla Motors Inc., Deer Creek Road, Palo Alto, CA, USA (hereinafter “Guarantor”) hereby unconditionally and irrevocably guarantee as follows:

1.	The Guarantor hereby guarantees the full and complete performance of the Obligations of Tesla UK.

2.	The Guarantor hereby agrees with Daimler and covenants to Daimler that in the event of a default, which is not promptly remediated in accordance with the Obligations, by Tesla UK in the performance of the Obligations when due, the Guarantor shall cause the performance of such Obligations by Tesla UK. Upon the occurrence of a default and Guarantor being notified of the same, the Guarantor herewith assumes the obligation to procure that Tesla UK or its legal successor is and will in future be able to fulfill all of its Obligations out of and in connection with Project Newton towards Daimler from time to time and at any time. In particular, the Guarantor undertakes to take all steps within its control as a shareholder or in any other capacity to cause Tesla UK to comply with any and all Obligations, including, without limitation, by exercising all voting and other rights and powers vested in or available to the Guarantor in respect of Tesla UK.

TESLA MOTORS, INC      3500 Deer Creek Rd, Palo Alto, CA 94304      p 650.681.5000      f 650.681.5200

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3.	With respect to the Development Agreement, the Guarantor covenants that Tesla UK’s ability to meet its Obligations in due time will not be hindered by lack of capital or liquidity.

4.	By way of debt acknowledgment (“abstraktes Schuldversprechen” pursuant to sec. 780 German Civil Code), the Guarantor undertakes the liability for any damages incurred and caused by Tesla UK’s failure to comply with its Obligations, that Tesla UK would be responsible for under the Agreements, and, irrespective of whether Daimler has claimed any damages from Tesla UK before or has taken any legal action against Tesla UK.

5.	In the event that the Guarantor breaches this guarantee, the Guarantor hereby agrees to pay to Daimler such actual damages incurred by Daimler, to which Daimler would be entitled under the Development Agreement with regard to Tesla UK.

6.	The Guarantor undertakes to defend, hold harmless, and indemnify Daimler against any and all claims whatsoever, liabilities, loss, damage, costs, fees or expenses (including reasonable attorneys’ fees and court costs) which Daimler may incur, suffer or be put to arising out of any act, negligence, or omission or default by Tesla UK, but only to the extent that Tesla UK would be so obligated pursuant to the Obligations.

7.	The obligations of the Guarantor hereunder are (i) the primary obligations of the Guarantor, (ii) an absolute, unconditional, continuing and irrevocable guarantee of the Obligations of the Guarantor hereunder and not of collectability, and (iii) in no way conditioned on or contingent upon any attempt to enforce in whole or in part Tesla UK’s or any other person or entity’s liabilities and obligations to Daimler. For the avoidance of doubt, Daimler is not obliged to claim any damages from or to take any legal action against Tesla UK before claiming payment from or taking legal action against the Guarantor.

8.	The Guarantor hereby unconditionally: (i) waives notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by Tesla UK in the payment or performance of the Obligations, diligence, protest, presentment, filing of claims with a court in the event of the bankruptcy of Tesla UK, any right to require a proceeding first against Tesla UK or that Tesla UK or the Guarantor be joined in any proceeding, or any notice of default with respect to the Obligations, or any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or which might otherwise operate as a discharge of the Guarantor; (ii) waives any defense or objection to Daimler’s claims against the Guarantor on the ground that Daimler does not claim or has not claimed beforehand any damages from Tesla UK; and (iii) waives any defenses available to a surety under law and all other legally waivable notices, defenses and other benefits to which the Guarantor might otherwise be entitled in its position as a guarantor, but does not apply to contractual defenses of Tesla UK under the Development Agreement.

9.	Neither the obligations of the Guarantor contained in this guarantee nor the rights, powers, and remedies conferred upon Daimler by this guarantee or by law shall be discharged, impaired, or otherwise affected by:

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(a)	the dissolution of Tesla UK;

(b)	the commencement of any voluntary or involuntary case, administration, or other proceedings seeking liquidation, reorganization, dissolution or winding-up, or other relief under any bankruptcy, insolvency, reorganization, liquidation, moratorium, winding-up, composition or readjustment of debts, or other similar law in respect of the Guarantor or Tesla UK;

(c)	any neglect by Daimler in enforcing any right of action or remedy afforded under the Agreements, unless barred by the applicable statute of limitations;

(d)	the termination of any of the Development Agreement, to the extent the Obligations survived such termination;

(e)	any act or omission of Tesla UK pursuant to any other arrangement with the Guarantor, any change in the relationship between the Guarantor and Tesla UK or dispute or disagreement between them under or in relation to any agreement providing for any of the Obligations or otherwise; or

(f)	any other act, event, or omission which might operate to discharge, impair, or otherwise affect any of the obligations of the Guarantor under this guarantee or any of the rights, powers, and remedies conferred upon Daimler by this guarantee or by law.

10.	This guarantee shall also apply regarding any Obligation according to any subsequent amendment, extension, restatement or replacement of the Development Agreement.

11.	If at any time any provision of this guarantee is or becomes illegal, invalid or unenforceable in any respect or this guarantee is or becomes ineffective in any respect, such illegality, invalidity, unenforceability, or ineffectiveness shall not affect: (a) the legality, validity, or enforceability of the remaining provisions of this guarantee or the effectiveness in any other respect of this guarantee. The parties will replace any illegal, invalid or unenforceable provision with retroactive effect by a provision that approximates as closely to the original aim and purpose. The aforesaid shall apply mutatis mutandis to omissions jointly recognized as unintentional.

12.	No rights or obligations under this guarantee may be assigned, transferred, or otherwise disposed of (including held or declared into trust) by the Guarantor without first seeking and obtaining the prior written consent of Daimler.

13.	This guarantee shall be exclusively governed by, and construed in accordance with the laws of the Federal Republic of Germany without regard to principles of conflicts of laws. All disputes arising out of or in connection with this guarantee or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (DIS) without recourse to the ordinary courts of law. The number of arbitrators shall be three. The place of arbitration shall be Frankfurt (Main), Germany. The language to be used in the arbitral proceedings shall be English.

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14.	This guarantee shall terminate and shall automatically become null and void upon the complete performance and/or satisfaction of the Obligations.

15.	This guarantee may be executed in any number of counterparts and by the parties on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

Annex 1: Development Agreement (copy without Annexes)

Very truly yours,

Tesla Motors, Inc.

Address:

3500 Deer Creek Road

Palo Alto, California, 94304

USA

Accepted:

Daimler AG

Address:

Mercedesstraße 137

70327 Stuttgart

Germany

EXHIBIT B

Form of Intercompany Service Agreement

AMENDMENT NO. 2 TO

SERVICE AGREEMENT

This Amendment No. 2 to Service Agreement (this “Amendment”) is made and entered into as of December     , 2012 (the “Amendment Effective Date”) by and between Tesla Motors, Inc., a corporation incorporated under the laws of Delaware (“TESLA US”), and Tesla Motors Limited, a corporation incorporated under the laws of the United Kingdom (“TESLA UK”).

RECITALS

WHEREAS, TESLA US and TESLA UK are parties to that certain Service Agreement effective as of August 1, 2009, as amended by that certain Amendment No. 1 on January 1, 2011 (the “Agreement”).

WHEREAS, TESLA UK and Daimler AG (“Daimler”) have entered into that certain Development Agreement “Project Newton”, effective as of December     , 2012 (the “Development Agreement”), pursuant to which TESLA UK shall provide certain services to Daimler (the “Daimler Services”);

WHEREAS, TESLA UK is providing Daimler Services to Daimler on behalf of TESLA US;

WHEREAS, TESLA US may also perform services pursuant to the Development Agreement; and

WHEREAS, TESLA US and TESLA UK wish to amend the Agreement as set forth herein. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

AMENDMENT

SECTION 1. Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

(a) ARTICLE 1 to the Agreement is hereby amended to add the following definitions in their proper alphabetical order, with existing Sections being renumbered accordingly, including any references thereto:

“Section 1.3. Grantee. “Grantee” shall mean a Party receiving a license or ownership right to Intangible Property under this Agreement.

Section 1.4. Grantor. “Grantor” shall mean a Party granting a license or assigning an ownership right to Intangible Property under this Agreement.”

(b) A new ARTICLE IV to the Agreement is hereby inserted as follows, with existing Articles and Sections being renumbered accordingly, including any references thereto:

“ARTICLE IV DAIMLER RELATED INTANGIBLE PROPERTY

Section 4.1. General Assignment of Daimler Related Intangible Property. TESLA UK is acting as a service provider for TESLA US in entering into the Development Agreement and performing services on behalf of TESLA US under the Development Agreement. As a result, any Intangible Property developed or acquired under the Development Agreement shall be owned by TESLA US. Therefore TESLA UK hereby irrevocably assigns fully to TESLA US any and all Intangible Property that it may own, create or acquire pursuant to that certain Development Agreement “Project Newton”, effective as of December     , 2012, by and between TESLA UK and Daimler AG (the “Development Agreement”).

Section 4.2. In connection with Section 4.1, TESLA UK will promptly disclose and deliver to TESLA US any Intangible Property created or developed by TESLA UK in connection with the performance of the services under the Development Agreement or this Agreement upon their creation or development, and shall provide reasonable assistance and cooperation to TESLA US, without any additional compensation, to acquire, transfer, maintain, perfect and enforce such Intangible Property as may reasonably be requested by TESLA US. Prior to the completion of the Services, TESLA UK shall upon TESLA US’s request, deliver to TESLA US all Intangible Property created or developed by TESLA UK in connection with the performance of services under the Development Agreement as of the date of TESLA US’s request. TESLA UK shall, at its own expense, execute any and all documents and legal instruments as may be requested by TESLA US from time to time to carry out the terms of Sections 4.1 and 4.2.

Section 4.3. License of Certain Intangible Property to TESLA UK. In order for TESLA UK to perform services under the Development Agreement and to enter into the Development Agreement, TESLA US hereby grants and agrees to grant to TESLA UK a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, perpetual right and license, with no right to sublicense (except as required by the Development Agreement), under the Intangible Property that (i) is controlled by TESLA US, and (ii) is used, held for use, or contemplated to be used by TESLA UK solely in connection with its obligations under the Development Agreement (“TESLA US Intangible Property”): (A) to allow employees, directors and officers of TESLA UK to use and practice TESLA US Intangible Property within the scope of the Development Agreement solely for internal purposes, (B) to make, have made, use, sell, offer to sell, have sold, import, and otherwise provide, commercialize and legally dispose of products and services under such TESLA US Intangible Property within the scope of the Development Agreement, and (C) to use, practice, copy, perform, display, render, develop, and create derivative works from such TESLA US Intangible Property within the scope of the Development Agreement.

Section 4.4. Sublicense of Restricted Daimler Related Intangible Property to TESLA US. To the extent TESLA UK is restricted from assigning any Intangible Property in accordance with Section 4.1 above (the “Restricted IP”), TESLA UK hereby grants and agrees to grant to TESLA US a non-exclusive, irrevocable, royalty-free, fully paid-up worldwide, sublicensable, perpetual right and license to such Restricted IP: (i) to allow employees, contractors, agents, directors and officers of TESLA US to use and practice the Restricted IP, (ii) to make, have made, use, sell, offer to sell, have sold, import, and otherwise provide, commercialize and legally dispose of products and services under the Restricted IP, and (iii) to use, practice, copy, perform, display, render, develop, and create derivative works from the Restricted IP.

Section 4.5. Third Party Licenses. To the extent that any Intangible Property owned by a third party is assigned or licensed under Sections 4.1, 4.3 or 4.4 herein, the license of such Intangible Property hereunder shall be subject to all of the terms and conditions of the relevant agreement between the Grantor and such third party pursuant to which such Intangible Property has been licensed to the Grantor (each, a “Third Party License”); provided, however, that the Grantee shall have the right to reject any such Third Party License upon written notice to the Grantor within thirty (30) days after becoming so aware of the terms and conditions of such Third Party License, and, upon any such rejection, the license of such third party rights to the Grantee hereunder shall be null and void, ab initio, and in no event shall the Grantee be deemed to be bound at any point in time by the terms and conditions of such rejected Third Party License.

Section 4.6. Section 365(n) of the Bankruptcy Code. All rights and licenses granted under this Agreement, are and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

Section 4.7. Reservation of Rights. All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as an assignment or grant, by implication or otherwise, of any Intangible Property or licenses other than the Intangible Property and licenses expressly set forth in this ARTICLE IV. Subject to Section 4.4, the Grantee hereby acknowledges that the Grantor is only assigning and licensing the rights that it has (and subject to any and all restrictions and limitations with respect to the scope and extent of such rights) in and to the applicable Intangible Property, and nothing in this Agreement shall be construed as granting to the Grantee any greater rights in or to such Intangible Property hereunder.

Section 4.8. Further Assurances. TESLA UK agrees to assist TESLA US, or its designee, in every proper way to secure TESLA US’s rights in any Intangible Property in all countries, including the disclosure to TESLA US of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that TESLA UK may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to TESLA US, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Intangible Property and testifying in a suit or other proceeding relating to such Intangible Property. TESLA UK further agrees that TESLA UK’s obligations under this Section 4.4 shall continue after the termination of this Agreement.”

(c) A new Section 9.16 to the Miscellaneous Provisions of the Agreement is hereby inserted as follows:

“Section 9.16. Acknowledgement of Collateral Assignment. TESLA US has granted a security interest in all of its rights under this Agreement to the United States Department of Energy (“DOE”) (or a collateral agent for the benefit of DOE and certain other secured parties) to secure TESLA USA’s obligations to DOE and such other secured parties. If a default in such obligations or under the related documentation occurs and is continuing, DOE (or such collateral agent, as applicable) shall be entitled to enforce the rights of TESLA US against TESLA UK under this Agreement and to further assign such rights upon the foreclosure of such security interest or an assignment in lieu of foreclosure thereof, all without further consent of TESLA UK.”

SECTION 2. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue in full force and effect.

SECTION 3. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the state of Massachusetts, United States.

SECTION 4. Counterparts. This Amendment may be executed in multiple copies, including by facsimile or electronic transmission, each of which shall for all purposes constitute an agreement, binding on the Parties, and each Party covenants and agrees to execute all duplicates or replacement counterparts of this Amendment as may be required.

SECTION 5. Captions. Titles or captions of articles and paragraphs contained in this Amendment are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed on the Amendment Effective Date by their duly authorized officers or directors.

TESLA MOTORS, INC.

By:

Name:

Title:

TESLA MOTORS LIMITED

By:

Name:

Title:

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